UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 5, 2017

Commission File Number	Exact name of registrant as specified in its charter; address of principal executive offices; telephone number, including area code	State or other jurisdiction of incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.
On July 5, 2017, the Board of Directors of each of WGL Holdings, Inc. and Washington Gas Light Company (together, the “Companies”) elected Douglas I. Bonawitz to serve as Vice President and Treasurer for each of the Companies. Mr. Bonawitz was previously serving as Assistant Vice President – Treasurer and Investor Relations for the Companies.
In addition, Anthony M. Nee, who had been serving as Vice President and Treasurer for each of the Companies, was appointed on an interim basis to serve as Vice President – Strategy, Business Development and Non-Utility Operations for the Companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
(Registrant) and Washington Gas Light Company (Registrant)
Date: July 7, 2017	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer
(Principal Accounting Officer)